Quad City Holdings, Inc.
                                 3551 7th Street
                             Moline, Illinois 61265


November 24, 1998

                                                FOR MORE INFORMATION CONTACT:

                                                Doug Hultquist at (309) 736-3893
                                                             or
                                                Mike Bauer at (319) 344-0600


FOR IMMEDIATE RELEASE



          QUAD CITY HOLDINGS, INC. ANNOUNCES THREE-FOR-TWO STOCK SPLIT


Douglas Hultquist, the President and Chief Executive Officer of Quad City Holdings, Inc. (Nasdaq: QCHI), announced today that the Company has declared a three-for-two stock split in the form of a stock dividend. As a result of the stock split, holders of the Company's Common Stock as of the November 20, 1998, record date will receive a stock dividend of one share of Common Stock for each two shares held. The intended distribution date for the stock dividend is November 30, 1998.

Quad City Holdings, Inc., which began trading on the Nasdaq SmallCap Market System in October of 1993, is a community based banking organization which serves the Quad City area with locations in Bettendorf and Davenport, Iowa and Moline, Illinois. Quad City Bank and Trust Company commenced operations in January, 1994 and specializes in commercial lending and trust. Quad City Bancard was formed in April, 1995 and processes credit card transactions for approximately 12,500 merchants.